GIBRALTAR ANNOUNCES PRELIMINARY FOURTH QUARTER AND 2025 RESULTS

2025 revenue and EPS expected to be below previous guidance ranges

Residential segment participation gains continued to offset impacts of slower than expected market and timing of price increases

Agtech large project volume continued to shift out of 2025 with strong bookings and backlog entering 2026

Entering 2026 with residential channel inventory in better position, total backlog up over 100%, and a cash balance of $115 million

Buffalo, New York, January 21, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today reported preliminary estimated unaudited consolidated financial results from continuing operations for the fourth quarter and year ended December 31, 2025.

Preliminary results compared to previously announced guidance and 2024 for continuing operations are as follows:

($Millions, except EPS)
Three Months Ended December 31,				Twelve Months Ended December 31,
	2025 Estimate	Previous Guidance	2024		2025 Estimate	Previous Guidance	2024
Net Sales	$261 - $271	$283 - $308	$232	Net Sales	$1,128 - $1,138	$1,150 - $1,175	$1,023
Operating Income	$13 - $15	$33 - $37	$26	Operating Income	$121 – $123	$141 – $145	$140
Adj. Op. Inc.	$27 - $29	$41 - $45	$33	Adj. Op. Inc.	$149 – $151	$163 – $167	$149
Adj. EBITDA	$35 - $37	$48 - $53	$40	Adj. EBITDA	$184 - $186	$197 - $202	$177
GAAP EPS	$0.36 - $0.41	$0.82 - $0.92	$1.73	GAAP EPS	$3.21 - $3.26	$3.67 - $3.77	$4.58
Adjusted EPS	$0.72 - $0.77	$1.04 - $1.14	$0.89	Adjusted EPS	$3.88 - $3.93	$4.20 - $4.30	$3.82
“2025 Estimate” represents preliminary estimated unaudited consolidated results; “2024” reflects recast of discontinued operations in June 2025

Fourth quarter performance by segment

•Residential segment - The building accessories business benefited from participation gains which partially offset the impact of ongoing industry-wide inventory rightsizing which resulted in a slower uptake of price increases than originally planned in the quarter. Ongoing sluggishness in single and multi-family new construction starts impacted volume in Mail and Package although orders began improving in late December. Metal roofing performed well in the quarter.
•Agtech - Large project volume continued to shift out of 2025 with strong bookings and backlog, which more than tripled from last year. Lane Supply performed well in the quarter.
•Infrastructure - Revenue growth in the quarter with strong margin performance

Chairman and CEO Bill Bosway stated, “Our residential business continued to outperform the market with participation gains in building accessories to help offset volume declines in our end markets. We believe channel inventory has been adjusted and is better aligned with end customer demand entering 2026. We expect that price increases and additional cost reduction initiatives implemented in the fourth quarter should benefit results in 2026. We like our momentum in building accessories and look forward to further strengthening our business with the previously announced acquisition of Omnimax, which remains on track in terms of expected performance and is now expected to close during the first quarter of 2026. The mail and package business has solid order flow entering 2026. We enter 2026 with a strong backlog in Agtech, solid performance in Infrastructure, and over $115 million in cash. We look forward to sharing additional details when we report final results.”

The preliminary financial information presented in this press release reflects current expectations based solely on information available as of the date of this press release and is subject to change, and may be adjusted as a result of, among other things, the completion of the Company’s financial and operating closing procedures, customary audit procedures and other developments that may occur before the completion of these procedures. Accordingly, undue reliance should not be placed on these preliminary financial results, which may differ materially from actual results. See “Forward-Looking Statements” below for a discussion of certain factors that could result in differences between the preliminary estimated unaudited consolidated financial results reported in this press release and actual results.

Gibraltar will announce the timing of its fourth quarter 2025 results release and conference call details in the coming weeks in accordance with standard practice.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to implement price increases, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release, including adjusted net sales, adjusted operating income, adjusted net income, adjusted earnings per share (EPS), and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Unless otherwise indicated, the consolidated financial statements, disclosures and related information disclosed herein relate to the Company's continuing operations, which exclude its Renewables business which was classified as a discontinued operation as of June 30, 2025. The Company has recast prior period amounts to reflect discontinued operations. Adjusted net sales reflects the removal of net sales associated with the residential electronic locker business, which was sold on December 17, 2024. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees, and integration costs for recent business acquisitions), and portfolio management (which includes the gain on sale of and operating results generated by the residential electronic locker business sold in 2024). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to fourth-quarter and full year 2025 estimated results and previous 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$51,327	$5,170	$46,157	$1.50
Discontinued Operations (1)	9,202	2,323	6,879	0.23
As Reported in GAAP Statements	$60,529	$7,493	$53,036	$1.73
Restructuring & Other Charges (2)	17	168	(151)	(0.02)
Portfolio Management (3)	(25,803)	(373)	(25,430)	(0.82)
Adjusted Financial Measures Recast	$34,743	$7,288	$27,455	$0.89

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	17.0%	5.4%	(1.1)%	20.4%	n/a	8.2%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	17.0%	5.4%	n/a	20.4%	n/a	11.0%
Restructuring & Other Charges (2)	0.3%	14.0%	n/a	—%	n/a	3.3%
Portfolio Management (3)	(0.3)%	—%	n/a	—%	n/a	(0.2)%
Adjusted Operating Margin Recast	17.2%	19.4%	n/a	20.4%	n/a	14.3%

Income from Operations Previously Reported	$29,070	$2,297	$(767)	$3,690	$(9,470)	$24,820
Discontinued Operations (1)	—	—	767	—	—	767
Income from Operations as Reported in GAAP Statements	$29,070	$2,297	$—	$3,690	$(9,470)	$25,587
Restructuring & Other Charges (2)	427	6,000	—	—	1,211	7,638
Portfolio Management (3)	(538)	—	—	—	—	(538)
Adjusted Income from Operations Recast	$28,959	$8,297	$—	$3,690	$(8,259)	$32,687

Net Sales & Adjusted Net Sales Previously Reported	$170,729	$42,749	$70,464	$18,115	$—	$302,057
Discontinued Operations (1)	—	—	(70,464)	—	—	(70,464)
Net Sales as Reported in GAAP Statements	$170,729	$42,749	$—	$18,115	$—	$231,593
Portfolio Management (3)	(2,268)	—	—	—	—	(2,268)
Adjusted Net Sales Recast	$168,461	$42,749	$—	$18,115	$—	$229,325

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs
(3) Represents the results generated by the Company's electronic locker business sold in 2024

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Discontinued Operations (1)	4,631	1,185	3,446	0.12
As Reported in GAAP Statements	$178,556	$37,770	$140,786	$4.58
Restructuring & Other Charges (2)	2,350	138	2,212	0.07
Portfolio Management (3)	(26,005)	(421)	(25,584)	(0.83)
Adjusted Financial Measures Recast	$154,901	$37,487	$117,414	$3.82

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.0%	7.2%	1.2%	24.2%	n/a	10.9%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.0%	7.2%	n/a	24.2%	n/a	13.6%
Restructuring & Other Charges (2)	0.1%	4.2%	n/a	—%	n/a	0.9%
Portfolio Management (3)	(0.1)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	19.3%	11.5%	n/a	24.2%	n/a	14.7%

Income from Operations Previously Reported	$148,784	$11,040	$3,349	$21,295	$(41,445)	$143,023
Discontinued Operations (1)	—	—	(3,349)	—	—	(3,349)
Income from Operations as Reported in GAAP Statements	$148,784	$11,040	$—	$21,295	$(41,445)	$139,674
Restructuring & Other Charges (2)	801	6,477	—	—	2,290	9,568
Portfolio Management (3)	(740)	—	—	—	—	(740)
Adjusted Income from Operations Recast	$148,845	$17,517	$—	$21,295	$(39,155)	$148,502

Net Sales & Adjusted Net Sales Previously Reported	$782,519	$152,811	$285,405	$88,029	$—	$1,308,764
Discontinued Operations (1)	—	—	(285,405)	—	—	(285,405)
Net Sales as Reported in GAAP Statements	$782,519	$152,811	$—	$88,029	$—	$1,023,359
Portfolio Management (3)	(10,379)	—	—	—	—	(10,379)
Adjusted Net Sales Recast	$772,140	$152,811	$—	$88,029	$—	$1,012,980

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs
(3) Represents the results generated by the Company's electronic locker business sold in 2024, including the ($25.3M) gain on sale of business

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended December 31, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$229,325	$168,461	$42,749	$18,115

Net Income from Continuing Operations	53,036
Provision for Income Taxes	7,493
Interest Income	(1,995)
Other Income	(32,947)
Operating Profit	25,587	29,070	2,297	3,690
Adjusted Measures*	7,100	(111)	6,000	—
Adjusted Operating Profit	32,687	28,959	8,297	3,690
Adjusted Operating Margin	14.3%	17.2%	19.4%	20.4%
Adjusted Other Income	(61)	—	—	—
Adjusted Depreciation & Amortization (1)	4,897	2,735	745	736
Adjusted Stock Compensation Expense (2)	1,940	449	94	63
Adjusted EBITDA Recast**	$39,585	$32,143	$9,136	$4,489

Adjusted EBITDA Margin Recast**	17.3%	19.1%	21.4%	24.8%

Adjusted EBITDA Previously Reported	$46,748	$32,729	$9,136	$4,489
Adjusted EBITDA Margin Previously Reported	15.5%	19.2%	21.4%	24.8%

Cash Flow - Operating Activities	43,871
Purchase of PPE, Net	(5,346)
Free Cash Flow	38,525
Free Cash Flow - % of Adjusted Net Sales	16.8%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($2.140M) from classification of Renewables business as Discontinued Operations and ($38k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($234k) from classification of Renewables business as Discontinued Operations and ($10k) from the sale of electronic locker business within the Residential segment

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$1,012,980	$772,140	$152,811	$88,029

Net Income from Continuing Operations	140,786
Provision for Income Taxes	37,770
Interest Income	(6,171)
Other Income	(32,711)
Operating Profit	139,674	148,784	11,040	21,295
Adjusted Measures*	8,828	61	6,477	—
Adjusted Operating Profit	148,502	148,845	17,517	21,295
Adjusted Operating Margin	14.7%	19.3%	11.5%	24.2%
Adjusted Other Income	(228)	—	—	—
Adjusted Depreciation & Amortization (1)	18,881	10,177	3,165	2,972
Adjusted Stock Compensation Expense (2)	9,839	1,746	377	244
Adjusted EBITDA Recast**	$177,450	$160,768	$21,059	$24,511

Adjusted EBITDA Margin Recast**	17.5%	20.8%	13.8%	27.8%

Adjusted EBITDA Previously Reported	$204,909	$161,801	$21,059	$24,511
Adjusted EBITDA Margin Previously Reported	15.7%	20.7%	13.8%	27.8%

Cash Flow - Operating Activities	175,422
Purchase of PPE, Net	(16,852)
Free Cash Flow	158,570
Free Cash Flow - % of Adjusted Net Sales	15.7%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($8.192M) from classification of Renewables business as Discontinued Operations and ($239k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($918k) from classification of Renewables business as Discontinued Operations and ($54k) from the sale of electronic locker business within the Residential segment